UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2026

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 5th Ave, Suite 1300, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 331-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock	MCHX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Marchex, Inc. (the “Company”) previously reported in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Form 10-K”) that the Company had determined that a settlement of the civil action captioned Chris Barnard and Sinc McEvenue v. Marchex, Inc., C.A. No. 1:22-cv-01382-RGA, pending in the United States District Court for the District of Delaware, was probable and accordingly recorded an expense accrual in its 2025 Consolidated Financial Statements for the expected settlement amount. On April 14, 2026, the Company entered into a Settlement Agreement (the “Agreement”) with respect to this civil action for such expected settlement amount, which resolves all claims related to this matter. Pursuant to the Agreement, the Company will pay $750,000 (and agree to the release of $250,000 held in escrow by U.S. Bank) on or before May 14, 2026, and $500,000 on each of November 16, 2026 and May 17, 2027. See Note 10 of the Notes to Consolidated Financial Statements of the Company in Part II, Item 8 and to Item 3. Legal Proceedings in Part I of the Form 10-K, for further discussion of this matter.

The description of the Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which will be filed as an exhibit to the Company’s next applicable periodic report or registration statement.

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MARCHEX, INC.

Date: April 15, 2026	By:	/s/ FRANCIS J. FEENEY
	Name:	Francis J. Feeney
	Title:	Corporate Secretary